Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 28 dated May 16, 2000
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Floating Rate)

Cusip No.:  		52517PRB9

Principal Amount:  	$250,000,000

Price to Public:  		100.00%

Agent's Commission:  	0.150%

Original Issue Date:  	05/18/00

Initial Interest
Rate Per Annum:		USD-Fed-funds effective + 28bps

Federal Funds
Determination:		Average of daily Federal Funds taken from
Telerate page 120.  The rate will be
calculated on a weighted basis, meaning
Friday's rate will be in effect for
Saturday and Sunday.  One day look-back, 2
NY Business Day cut-off.

Spread:  		N/A

Index Maturity:  		Quarterly

Interest Payment Period: 	Quarterly

Interest Reset Period: 	Quarterly

Interest Reset Dates: 	Quarterly

Interest Payment Dates: 	Quarterly on the 15th, commencing on
06/15/00, subject to modified business day convention.

Call Option:		None.

Maturity Date: 		06/15/01

Authorized Denomination:	$1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/John_Buckley
Name: John Buckley
Title: Assistant Vice President